Exhibit 10.47

SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (the “Amendment”) is made effective March 2, 2012 (the “Effective Date”) by and between STONEGATE PROFESSIONAL PROPERTIES, L.P., a Texas limited partnership (“Seller”) and HC-2501 W WILLIAM CANNON DR, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

A. Seller and Buyer entered into that certain Purchase Agreement, as amended by that certain First Amendment to Purchase Agreement dated February 29, 2012 (collectively, the “Contract”) for a certain real property, improvements thereon, and leases located at 2501 West William Cannon Drive, Buildings 3, 4 and 5, Austin, Texas (the “Property”).

B. The parties have agreed to the following in connection with the Review Period.

NOW THEREFORE, for ten dollars ($10.00) and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals. The foregoing Recitals are true and correct and are incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Contract.

2. Waiver Notice. By executing this Amendment, Purchaser is unconditionally waiving its termination right under Section 4.02 of the Contract.

3. Closing. Section 6.01 is deleted in its entirety and the following is inserted in lieu thereof:

“6.01 Closing. Subject to satisfaction or waiver of the Conditions Precedent to Closing set forth in Section 9.05 of this Contract, the purchase and sale of the Property (the “Closing”) will be held through escrow at the offices of the Title Company and will occur at 11:00 a.m. Austin, Texas time on April 2, 2012 unless extended as described in this Section (the “Closing Date”). Notwithstanding the foregoing, Purchaser shall have the option to extend the Closing Date to April 16, 2012 by doing all of the following not later than March 30, 2012; (ii) Purchaser shall deliver written notice to Seller affirmatively electing to extend the Closing Date; and (iii) Purchaser shall deposit with the Title Company an additional Earnest Money in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) (the “Closing Extension Earnest Money”). The Closing Extension Earnest Money, together with interest thereon, shall be deemed part of the Earnest Money and shall be held and delivered by the Title Company in accordance with the Purchase Agreement, as amended hereby and shall apply to the Purchase Price.”

4. Ratification. Except as modified hereby, all terms and conditions of the Agreement remain in full force and effect and are hereby ratified and confirmed.

5. Counterparts. This Amendment may be executed in one or more counterparts and transmitted via facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals effective as of the Effective Date.

WITNESSES:	PURCHASER:

/s/ Lisa Collado Lisa Collado /s/ Elizabeth Fay Elizabeth Fay

HC-2501 W WILLIAM CANNON DR, LLC, a Delaware limited liability company

By:  Carter Validus Operating Partnership, LP, a Delaware limited partnership

By:  Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its General Partner

By: /s/ John Carter

      John Carter

      CEO

Print Name: Print Name:

SELLER:

STONEGATE PROFESSIONAL
PROPERTIES, L.P., a Texas limited partnership

By:  Stonegate Professional Properties Management, L.L.C., a Texas limited liability company, its general partner

By: /s/ Matt McCarthy

      Matt McCarthy

      Manager

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